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
                                                        HADRON, INC. AND SUBSIDIARIES
                                          COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION

                                                               Six Months Ended                  Three Months Ended
                                                                 December 31,                        December 31,
                                                               --------------                   --------------------
                                                             1995             1994             1995           1994
                                                         ------------     ------------     ------------   ------------
  Net Income                                                  $61,693                          $31,191
                                                             ========                         ========
  Interest expense related to note assumed converted           19,201                          $10,026
                                                          ------------                     ------------
  Net Income with interest on note assumed converted          $80,894                          $41,217
                                                             ========                         ========
  Weighted average shares of common stock outstanding       1,500,507                        1,505,685

  Weighted average affect of common stock equivalents         109,110                          113,153

  Assumed conversion of note payable-related party
    into common stock                                       1,200,000                        1,200,000
                                                          ------------                     ------------


  Weighted average shares outstanding                       2,809,617                        2,816,838
                                                          ------------                     -------------

  Net income per common share and common share
    equivalent - assuming full dilution                         $0.02                            $0.01
                                                             ========                         ========


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